EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-effective Amendment to the Registration Statement (Form S-8) pertaining to the 2011 Employee and Consultant Stock Compensation Plan of Environmental Infrastructure Holdings Corp. (the “Company”), of our report dated May 4, 2011, with respect to the audited financial statements as set forth in the Annual Report (Form 10-K/A) of the Company for the year ended December 31, 2010.

/s/ MICHAEL T. STUDER CPA P.C.
Freeport, New York
October 31, 2011